UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HYPERDYNAMICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
 (State of incorporation or organization)

73-1596109
(I.R.S. Employer Identification No.)

12012 Wickchester Lane, Suite 475, Houston, Texas 77079
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered

Common Stock, par value $0.001 per share	New York Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

        Securities Act registration statement file number to which this form relates: _____ (if applicable).

        Securities to be registered pursuant to Section 12(g) of the Act: N/A

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the registrant’s common stock, $0.001 par value per share, is incorporated by reference to the description of such securities contained in the registrant’s Rule 424(b)(5) prospectus supplement (Commission File No. 333-173051), filed on May 16, 2011, under the caption, “Description of Capital Stock.”

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HYPERDYNAMICS CORPORATION

By:	/s/ Jason D. Davis
Jason D. Davis
Secretary, Treasurer and Principal Financial Officer

July 8, 2011